Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kimberly Brown, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Reports First, Second and Third Quarter 2014 Results

Newton, MA (December 16, 2014).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

First Quarter 2014 Financial Results:

▪

Total revenues for the first quarter of 2014 increased 1.4% to $328.4 million from $323.9 million for the same period in 2013.  Growth in revenues was the result of increases in our average monthly rates to residents who pay privately for our services, but was negatively impacted in the first quarter of 2014 by the sequestration mandated Medicare payment rate reductions that went into effect on April 1, 2013 and a modest decrease in occupancy.

▪

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2014 were $0 compared to $10.2 million for the same period in 2013.  EBITDA for the first quarter of 2014 included $3.0 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of the 2013 third quarter financial reporting.  EBITDA excluding these and certain other items was $2.7 million and $10.1 million in the first quarters of 2014 and 2013, respectively. A reconciliation of (loss) income from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and EBITDA excluding certain items for the quarters ended March 31, 2014 and 2013 appears later in this press release.

▪

Loss from continuing operations for the first quarter of 2014 was $5.9 million, or $0.12 per basic and diluted share, compared to income from continuing operations of $3.2 million, or $0.07 per basic and diluted share, for the same period in 2013.    Loss from continuing operations for the first quarter of 2014 included $3.0 million, or $0.06 per basic and diluted share, of general and administrative expenses incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of the 2013 third quarter financial reporting.  Also, for the first quarter of 2014, we incurred increases in operating expenses as a result of the unusually cold weather conditions and increases in our professional and general liability insurance program.

▪

Net loss for the first quarter of 2014 was $6.8 million, or $0.14 per basic and diluted share, compared to net income of $2.4 million, or $0.05 per basic and diluted share, for the same period in 2013. Net loss in the first quarter of 2014 included a loss from discontinued operations of $0.9 million; net income in the first quarter of 2013 included a loss from discontinued operations of $0.8 million.

First Quarter 2014 Operating Results:

▪	Occupancy at owned and leased senior living communities for the first quarter of 2014 decreased by 40 basis points (“bps”) to 85.9% from 86.3% for the same period in 2013.
▪	The average monthly rate at owned and leased senior living communities for the first quarter of 2014 increased by 1.4% to $4,534 from $4,471 for the same period in 2013.
▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the first quarter of 2014 increased by 90 bps to 76.7% from 75.8% for the same period in 2013.

Second Quarter 2014 Financial Results:

▪

Total revenues for the second quarter of 2014 increased 2.9% to $332.8 million from $323.4 million for the same period in 2013.  Growth in revenues during the second quarter of 2014 was primarily due to increases in our average monthly rates to residents who pay privately for our services.

▪

EBITDA for the second quarter of 2014  was $7.7 million compared to $12.2 million for the same period in 2013.  EBITDA for the second quarter of 2014 included $1.1  million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed preparation of the 2013 third quarter and 2013 annual financial reporting.  EBITDA excluding these and certain other items was $8.9 million and $12.4 million in the second quarters of 2014 and 2013, respectively. A reconciliation of (loss) income from continuing operations determined in accordance with GAAP to EBITDA and EBITDA excluding certain items for the quarters ended June  30, 2014 and 2013 appears later in this press release.

▪

Loss from continuing operations for the second quarter of 2014 was $1.0 million, or $0.02 per basic and diluted share, compared to income from continuing operations of $3.0 million, or $0.06 per basic and diluted share, for the same period in 2013.    Loss from continuing operations for the second quarter of 2014 included $1.1 million, or $0.02 per basic and diluted share, of general and administrative expenses incurred in connection with the restatement of certain previously issued financial statements and the delayed preparation of the 2013 third quarter and 2013 annual financial reporting.  Also, for the second quarter of 2014, we incurred increases in our senior living wages and benefits and other senior living operating expenses,  primarily increases in employee health insurance costs, increases in our professional and general liability insurance program and increases from certain various service providers.

▪

Net loss for the second quarter of 2014 was $1.9 million, or $0.04 per basic and diluted share, compared to net income of $1.5 million, or $0.03 per basic and diluted share, for the same period in 2013. Net loss in the second quarter of 2014 included a loss from discontinued operations of $0.9 million; net income in the second quarter of 2013 included a loss from discontinued operations of $1.5 million.

Second Quarter 2014 Operating Results:

▪	Occupancy at owned and leased senior living communities for the second quarter of 2014 was unchanged at 85.8% from occupancy during the same period in 2013.
▪	The average monthly rate at owned and leased senior living communities for the second quarter of 2014 increased by 2.2% to $4,537 from $4,439 for the same period in 2013.

▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the second quarter of 2014 increased by 40 bps to 77.1% from 76.7% for the same period in 2013.

Third Quarter 2014 Financial Results:

▪

Total revenues for the third quarter of 2014 increased 3.1% to $334.3 million from $324.3 million for the same period in 2013.  Growth in revenues during the third quarter of 2014 was primarily due to increases in our occupancy and average monthly rates to residents who pay privately for our services.

▪

EBITDA for the third quarter of 2014  was $5.3 million compared to $8.5 million for the same period in 2013.  EBITDA for the third quarter of 2014 included $0.6 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed preparation of our 2013 annual financial reporting.  EBITDA excluding these and certain other items was $6.4 million and $9.2 million in the third quarters of 2014 and 2013, respectively. A reconciliation of (loss) income from continuing operations determined in accordance with GAAP to EBITDA and EBITDA excluding certain items for the quarters ended September  30, 2014 and 2013 appears later in this press release.

▪

Loss from continuing operations for the third quarter of 2014 was $2.4 million, or $0.05 per basic and diluted share, compared to income from continuing operations of $0.6 million, or $0.01 per basic and diluted share, for the same period in 2013.    Loss from continuing operations for the third quarter of 2014 included $0.6 million, or $0.01 per basic and diluted share, of general and administrative expenses incurred in connection with the restatement of certain previously issued financial statements and the delayed preparation of our 2013 annual financial reporting.  Also, for the third quarter of 2014, we incurred increases in our senior living wages and benefits and other senior living operating expenses,  primarily increases in employee health insurance costs and increases in our professional and general liability insurance program.

▪

Net loss for the third quarter of 2014 was $3.0 million, or $0.06 per basic and diluted share, compared to a  net loss of $0.8 million, or $0.02 per basic and diluted share, for the same period in 2013. Net loss in the third quarter of 2014 included a loss from discontinued operations of $0.6 million; net loss in the third quarter of 2013 included a loss from discontinued operations of $1.4 million.

Third Quarter 2014 Operating Results:

▪	Occupancy at owned and leased senior living communities for the third quarter of 2014 increased by 10 bps to 86.1% from 86.0% for the same period in 2013.

▪	The average monthly rate at owned and leased senior living communities for the third quarter of 2014 increased by 1.9% to $4,492 from $4,407 for the same period in 2013.
▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the third quarter of 2014 increased by 60  bps to 77.7% from 77.1% for the same period in 2013.

Year to Date Financial Results:

▪

Total revenues for the nine months ended September 30, 2014 increased 2.5% to $995.5 million from $971.6 million for the same period in 2013.  Growth in revenues was the result of increases in our average monthly rates to residents who pay privately for our services, but was negatively impacted for the nine months ended

September 30, 2014 by the sequestration mandated Medicare payment rate reductions that went into effect on April 1, 2013 and a decrease in occupancy.
▪

EBITDA for the nine months ended September 30, 2014 was $12.9 million compared to $30.9 million for the same period in 2013.   EBITDA for the nine months ended September  30, 2014 included $4.7 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed preparation of our 2013 third quarter and 2013 annual financial reporting.  EBITDA excluding these and certain other items was $18.1 million and $31.6 million for the nine months ended September  30, 2014 and 2013, respectively.  A reconciliation of (loss) income from continuing operations determined in accordance with GAAP to EBITDA and EBITDA excluding certain items for the nine months ended September  30, 2014 and 2013 appears later in this press release.

▪

Loss from continuing operations for the nine months ended September  30, 2014 was $9.2 million, or $0.19 per basic and diluted share, compared to income of $6.8 million, or $0.14 per basic and diluted share, for the same period in 2013.  Loss from continuing operations for the nine months ended September  30, 2014 included $4.7 million, or $0.10 per basic and diluted share, of general and administrative expenses incurred in connection with the restatement of certain previously issued financial statements and the delayed preparation of our 2013 third quarter and 2013 annual financial reporting.  Also, for the nine months ended September  30, 2014, we incurred increases in our senior living wages and benefits and other senior living operating expenses, primarily increases in employee health insurance, increases in our professional and general liability insurance programs and increases in operating expenses as a result of the unusually cold weather conditions experienced during the first quarter of 2014.

▪

Net loss for the nine months ended September  30, 2014 was $11.7 million, or $0.24 per basic and diluted share, compared to net income of $3.1 million, or $0.07 per basic and diluted share, for the same period in 2013.  Net loss for the 2014 period included a loss from discontinued operations of $2.4 million; net income for the 2013 period included a loss from discontinued operations of $3.7 million.

Bruce J. Mackey Jr., Five Star’s President and CEO made the following statement:

“To date, 2014 has been a challenging year for Five Star.  The process of restating certain previously issued financial statements and completing delayed filings has been burdensome to our management and increased our expenses.   However, today we are pleased to become current with all of our public company and lender financial reporting requirements.  During the first nine months of 2014, our expenses increased primarily as a result of increased audit fees and higher insurance costs. As the year progressed, we were able to realize some improvements in expense controls, report better top-line growth and increased occupancy at our communities while simultaneously addressing the financial reporting challenges.”

Expansion and Disposition Activities:

Since January 1, 2014, we have acquired one assisted living community with 116 living units and we began managing two communities with a combined 228 living units:

▪

In May 2014, we acquired an assisted living community with 116 living units located in Alabama for approximately $19.9 million, including the assumption of approximately $13.9 million of mortgage debt but excluding closing costs.  This community primarily offers independent and assisted living services that are currently 100% paid by residents from their private resources.  We funded this acquisition with cash on hand and borrowings under our $150.0 million revolving credit facility.

▪

In December 2014, we began managing two senior living communities located in Wisconsin with a combined total of 228 living units.  These communities are owned by Senior Housing Properties Trust, or SNH, and are leased to one of its taxable REIT subsidiaries.

Since January 1, 2014, we and SNH have disposed of five senior living communities with a combined 282 living units:

▪

In January 2014, we and SNH sold an assisted living community with 48 living units that was previously disclosed as held for sale for a sales price of $2.4 million.  As a result of this sale, our annual minimum rent payable to SNH decreased by $0.2 million in accordance with the terms of the applicable lease.

▪

In June 2014, we and SNH sold two skilled nursing facilities, or SNFs, with a combined total of 139 living units that were previously disclosed as held for sale for a sales price of $4.5 million.  As a result of this sale, our annual minimum rent payable to SNH decreased by $0.5 million in accordance with the terms of the applicable lease.

▪

In October 2014, we and SNH sold an assisted living community with 55 living units that was previously disclosed as held for sale for a sales price of $2.9 million.  As a result of this sale, our annual minimum rent payable to SNH decreased by $0.3 million in accordance with the terms of the applicable lease.

▪

Also in October 2014, we and SNH sold an assisted living community and a SNF with a combined total of 160 living units that were previously disclosed as held for sale for a sale price of $5.9 million.  As a result of this sale, our annual minimum rent payable to SNH decreased by $0.6 million in accordance with the terms of the applicable lease.

As of the date of this press release, we and SNH continue to market for sale four senior living communities with a combined total of 265 living units that are reported as held for sale and discontinued operations in our financial statements.

Conference Call:

On December 16, 2014, at 5:00 p.m. Eastern Time, we will host a conference call to discuss our quarterly and year to date financial results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (800) 230-1092.  Participants calling from outside the United States and Canada should dial (612) 234-9960.  No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, December 23, 2014. To hear the replay, dial (320) 365-3844. The replay pass code is 347279.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit the Company’s website about five minutes before the call.  The archived webcast will be available for replay on the Company’s website for about one week after the call. The transcription, recording and retransmission in any way of the Company’s first, second and third quarter 2014 conference call is strictly prohibited without the prior written consent of the Company.  The Company’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of September  30, 2014, we operated 256 senior living communities (excluding those senior living communities we have classified as discontinued operations) with 30,114 living units located in 31 states, including 31 communities (3,061 living units) that we own and operate, 181 communities (20,002 living units) that we lease and operate, and 44 communities (7,051 living units) that we manage.  These communities include independent living, assisted living, continuing care and skilled nursing communities.  We are headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

this press release contains statements THAT constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws.  aLSO, whenever WE use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate” or similar expressions, WE ARE making forward looking statements.  these forward looking statements are based upon OUR PRESENT intent, beliefs or expectations, but FORWARD LOOKING STATEMENTS are not guaranteed to occur and may not occur.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FoR EXAMPLE:

•

THIS PRESS RELEASE STATES THAT WE AND SNH CONTINUE TO MARKET FOR SALE FOUR SENIOR LIVING COMMUNITIES.  WE AND SNH MAY NOT BE ABLE TO SELL THESE COMMUNITIES ON TERMS ACCEPTABLE TO US OR OTHERWISE, AND THE SALES OF ANY OR ALL OF THESE COMMUNITIES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information, page 1 of 13

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Senior living revenue	$271,781	$269,306
Management fee revenue	2,425	2,302
Reimbursed costs incurred on behalf of managed communities	54,205	52,244
Total revenues	328,411	323,852

Operating expenses:
Senior living wages and benefits	132,783	132,646
Other senior living operating expenses	72,817	65,455
Costs incurred on behalf of managed communities	54,205	52,244
Rent expense	49,074	48,013
General and administrative	19,748	15,456
Depreciation and amortization	7,276	6,370
Total operating expenses	335,903	320,184

Operating (loss) income	(7,492)	3,668

Interest, dividend and other income	196	197
Interest and other expense	(1,218)	(1,456)
Gain on sale of available for sale securities reclassified from other comprehensive income	313	87

(Loss) income from continuing operations before income taxes and equity in (loss) earnings of an investee	(8,201)	2,496
Benefit from income taxes	2,431	621
Equity in (loss) earnings of an investee	(97)	76
(Loss) income from continuing operations	(5,867)	3,193
Loss from discontinued operations	(892)	(801)

Net (loss) income	$(6,759)	$2,392

Weighted average shares outstanding—basic	48,002	48,234

Basic and diluted (loss) income per share from:
Continuing operations	$(0.12)	$0.07
Discontinued operations	(0.02)	(0.02)
Net (loss) income per share—basic and diluted	$(0.14)	$0.05

Supplemental Information, page 2 of 13

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Senior living revenue	$275,388	$268,833	$547,169	$538,139
Management fee revenue	2,433	2,281	4,858	4,583
Reimbursed costs incurred on behalf of managed communities	54,978	52,333	109,183	104,577
Total revenues	332,799	323,447	661,210	647,299

Operating expenses:
Senior living wages and benefits	134,179	130,637	266,962	263,283
Other senior living operating expenses	70,334	64,884	143,151	130,339
Costs incurred on behalf of managed communities	54,978	52,333	109,183	104,577
Rent expense	49,203	48,279	98,277	96,292
General and administrative	16,574	15,059	36,322	30,515
Depreciation and amortization	7,975	6,585	15,251	12,955
Total operating expenses	333,243	317,777	669,146	637,961

Operating (loss) income	(444)	5,670	(7,936)	9,338

Interest, dividend and other income	213	211	409	408
Interest and other expense	(1,261)	(1,355)	(2,479)	(2,811)
Gain (loss) on sale of available for sale securities reclassified from other comprehensive income (loss)	13	(117)	326	(30)

(Loss) income from continuing operations before income taxes and equity in earnings of an investee	(1,479)	4,409	(9,680)	6,905
Benefit from (provision for) income taxes	364	(1,533)	2,795	(912)
Equity in earnings of an investee	118	79	21	155
(Loss) income from continuing operations	(997)	2,955	(6,864)	6,148
Loss from discontinued operations	(894)	(1,499)	(1,786)	(2,300)

Net (loss) income	$(1,891)	$1,456	$(8,650)	$3,848

Weighted average shares outstanding—basic	48,013	48,253	48,007	48,244

Weighted average shares outstanding—diluted	48,013	50,166	48,007	48,244

Basic and diluted (loss) income per share from:
Continuing operations	$(0.02)	$0.06	$(0.14)	$0.13
Discontinued operations	(0.02)	(0.03)	(0.04)	(0.05)
Net (loss) income per share—basic and diluted	$(0.04)	$0.03	$(0.18)	$0.08

Supplemental Information, page 3 of 13

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Senior living revenue	$277,411	$269,845	$824,580	$807,984
Management fee revenue	2,438	2,290	7,296	6,873
Reimbursed costs incurred on behalf of managed communities	54,490	52,128	163,673	156,705
Total revenues	334,339	324,263	995,549	971,562

Operating expenses:
Senior living wages and benefits	135,507	131,026	402,469	394,309
Other senior living operating expenses	71,217	68,020	214,368	198,359
Costs incurred on behalf of managed communities	54,490	52,128	163,673	156,705
Rent expense	49,481	48,743	147,758	145,035
General and administrative	17,865	15,334	54,187	45,849
Depreciation and amortization	8,278	6,736	23,529	19,691
Impairment of long-lived assets	589	—	589	—
Total operating expenses	337,427	321,987	1,006,573	959,948

Operating (loss) income	(3,088)	2,276	(11,024)	11,614

Interest, dividend and other income	214	191	623	599
Interest and other expense	(1,324)	(1,179)	(3,803)	(3,990)
Loss on early extinguishment of debt	—	(599)	—	(599)
Gain on sale of available for sale securities reclassified from other comprehensive (loss) income	23	36	349	6

(Loss) income from continuing operations before income taxes and equity in earnings of an investee	(4,175)	725	(13,855)	7,630
Benefit from (provision for) income taxes	1,763	(164)	4,558	(1,076)
Equity in earnings of an investee	38	64	59	219
(Loss) income from continuing operations	(2,374)	625	(9,238)	6,773
Loss from discontinued operations	(634)	(1,383)	(2,420)	(3,683)

Net (loss) income	$(3,008)	$(758)	$(11,658)	$3,090

Weighted average shares outstanding—basic and diluted	48,020	48,272	48,012	48,253

Basic and diluted (loss) income per share from:
Continuing operations	$(0.05)	$0.01	$(0.19)	$0.14
Discontinued operations	(0.01)	(0.03)	(0.05)	(0.07)
Net (loss) income per share—basic and diluted	$(0.06)	$(0.02)	$(0.24)	$0.07

Supplemental Information, page 4 of 13

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$24,947	$23,628
Accounts receivable, net of allowance	35,732	36,940
Due from related persons	12,728	11,659
Investments in available for sale securities	24,177	19,150
Restricted cash	3,636	9,003
Prepaid and other current assets	39,491	33,799
Assets of discontinued operations	2,529	16,705
Total current assets	143,240	150,884

Property and equipment, net	354,081	340,276
Restricted cash	3,599	9,795
Restricted investments in available for sale securities	19,876	11,905
Goodwill, equity investment and other long term assets	83,092	77,323
Total assets	$603,888	$590,183

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility, secured, principally by real estate	$25,000	$35,000
Other current liabilities	182,349	163,528
Total current liabilities	207,349	198,528

Mortgage notes payable	50,246	36,461
Other long term liabilities	46,545	44,816
Shareholders’ equity	299,748	310,378
Total liabilities and shareholders’ equity	$603,888	$590,183

Supplemental Information, page 5 of 13

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(11,658)	$3,090
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	24,313	20,589
Loss on early extinguishment of debt	—	599
Loss from discontinued operations before income tax	3,927	5,840
Gain on sale of available for sale securities	(349)	(6)
Impairment of long-lived assets	589	—
Equity in earnings of an investee	(59)	(219)
Stock-based compensation	949	792
Deferred income taxes	(6,726)	(2,282)
Provision for losses on receivables	1,998	4,414
Changes in assets and liabilities:
Accounts receivable	(790)	(3,435)
Prepaid expenses and other assets	(4,620)	4,690
Accounts payable and accrued expenses	1,858	(3,988)
Accrued compensation and benefits	11,456	4,668
Due (to) from related persons, net	(1,952)	209
Other current and long term liabilities	9,347	3,118
Cash provided by operating activities	28,283	38,079

Cash flows from investing activities:
Payments into restricted cash and investment accounts, net	11,563	1,617
Acquisition of property and equipment	(39,189)	(37,267)
Acquisition of senior living communities, net of liabilities assumed	(5,926)	—
Purchase of available for sale securities	(21,349)	(13,416)
Investment in Affiliates Insurance Company	(825)	—
Proceeds from sale of property and equipment to Senior Housing Properties Trust	23,776	19,934
Proceeds from sale of available for sale securities	8,737	5,925
Cash used in investing activities	(23,213)	(23,207)

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	10,000	60,000
Repayments of borrowings on credit facilities	(20,000)	(50,000)
Purchase and retirement of convertible senior notes	—	(24,872)
Repayments of mortgage notes payable	(1,064)	(813)
Cash used in financing activities	(11,064)	(15,685)

Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	7,020	(4,314)
Net cash provided by investing activities	293	7,603
Net cash used in financing activities	—	(7,534)
Net cash flows provided by (used in) discontinued operations	7,313	(4,245)

Change in cash and cash equivalents	1,319	(5,058)
Cash and cash equivalents at beginning of period	23,628	24,638
Cash and cash equivalents at end of period	$24,947	$19,580

Supplemental cash flow information:
Cash paid for interest	$2,562	$2,656
Cash paid for income taxes, net	$1,041	$1,775

Non-cash activities:
Issuance of common stock	$189	$182
Real estate acquisition	$(15,518)	$—
Assumption of mortgage note payable	$15,518	$—

Supplemental Information, page 6 of 13

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended March 31, (2)
	2014	2013
Senior living communities:
Number of communities (end of period)	211	211
Number of units (end of period)(3)	22,948	22,948
Occupancy	85.9%	86.3%
Avg. monthly rate(4)	$4,534	$4,471

Senior living revenue:
Independent and assisted living community revenue	$125,416	$123,133
Continuing care retirement community revenue	99,231	97,353
Skilled nursing facility revenue	44,012	45,444
Other(5)	3,122	3,376
Total senior living revenue	$271,781	$269,306

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$53,516	$53,679
Continuing care retirement community wages and benefits	49,215	48,977
Skilled nursing facility wages and benefits	27,593	28,879
Other(5)	2,459	1,111
Total senior living wages and benefits	$132,783	$132,646

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$32,276	$29,114
Continuing care retirement community other operating expenses	27,185	24,777
Skilled nursing facility other operating expenses	12,353	11,088
Other(5)	1,003	476
Total senior living operating expenses	$72,817	$65,455

(1)	Excludes data for managed communities and discontinued senior living operations.
(2)

The number of communities operated between January 1, 2013 and March 31, 2014 did not change; as a result, there is no separate same property comparable senior living community financial data presented.

(3)	Excludes 38 units in one senior living community that has been temporarily closed for a major renovation.
(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(5)	Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at our residential facilities.

Supplemental Information, page 7 of 13

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended June 30, (2)		Six months ended June 30, (2)
	2014	2013	2014	2013
Senior living communities:
Number of communities (end of period)	212	211	212	211
Number of units (end of period)(3)	23,063	22,948	23,063	22,948
Occupancy	85.8%	85.8%	85.9%	86.0%
Avg. monthly rate(4)	$4,537	$4,439	$4,535	$4,455

Senior living revenue:
Independent and assisted living community revenue	$127,936	$124,042	$253,352	$247,175
Continuing care retirement community revenue	99,468	96,966	198,699	194,319
Skilled nursing facility revenue	44,563	44,678	88,575	90,122
Other(5)	3,421	3,147	6,543	6,523
Total senior living revenue	$275,388	$268,833	$547,169	$538,139

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$54,316	$52,753	$107,832	$106,432
Continuing care retirement community wages and benefits	50,282	48,029	99,497	97,006
Skilled nursing facility wages and benefits	27,554	28,575	55,147	57,454
Other(5)	2,027	1,280	4,486	2,391
Total senior living wages and benefits	$134,179	$130,637	$266,962	$263,283

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$31,262	$29,577	$63,538	$58,691
Continuing care retirement community other operating expenses	25,862	24,280	53,047	49,057
Skilled nursing facility other operating expenses	12,232	10,869	24,585	21,957
Other(5)	978	158	1,981	634
Total senior living operating expenses	$70,334	$64,884	$143,151	$130,339

(1)	Excludes data for managed communities and discontinued senior living operations.
(2)	The number of communities operated between April 1, 2013 and June 30, 2014 increased by one due to our acquisition of an assisted living community during the second quarter of 2014.
(3)	Excludes 38 units in one senior living community that has been temporarily closed for a major renovation.
(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(5)	Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at our residential facilities.

Supplemental Information, page 8 of 13

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended September 30, (2)		Nine months ended September 30, (2)
	2014	2013	2014	2013
Senior living communities:
Number of communities (end of period)	212	211	212	211
Number of units (end of period)(3)	23,063	22,948	23,063	22,948
Occupancy	86.1%	86.0%	85.9%	86.0%
Avg. monthly rate(4)	$4,492	$4,407	$4,521	$4,439

Senior living revenue:
Independent and assisted living community revenue	$130,101	$125,242	$383,453	$372,417
Continuing care retirement community revenue	99,062	97,121	297,761	291,440
Skilled nursing facility revenue	44,699	44,453	133,274	134,575
Other(5)	3,549	3,029	10,092	9,552
Total senior living revenue	$277,411	$269,845	$824,580	$807,984

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$55,724	$53,193	$163,556	$159,625
Continuing care retirement community wages and benefits	50,217	47,833	149,714	144,839
Skilled nursing facility wages and benefits	27,962	28,233	83,109	85,687
Other(5)	1,604	1,767	6,090	4,158
Total senior living wages and benefits	$135,507	$131,026	$402,469	$394,309

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$31,650	$30,407	$95,188	$89,098
Continuing care retirement community other operating expenses	26,321	24,865	79,368	73,922
Skilled nursing facility other operating expenses	12,286	11,271	36,871	33,228
Other(5)	960	1,477	2,941	2,111
Total senior living operating expenses	$71,217	$68,020	$214,368	$198,359

(1)	Excludes data for managed communities and discontinued senior living operations.
(2)	The number of communities operated between July 1, 2013 and September 30, 2014 increased by one due to our acquisition of an assisted living community during the second quarter of 2014.
(3)	Excludes 38 living units in one senior living community that has been temporarily closed for a major renovation.
(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(5)	Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at our residential facilities.

Supplemental Information, page 9 of 13

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Independent and assisted living communities:
Private and other sources	99.1%	99.1%	99.2%	99.1%
Medicaid	0.9%	0.9%	0.8%	0.9%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities:
Private and other sources	72.9%	72.7%	72.3%	71.5%
Medicare	21.0%	20.5%	21.7%	22.1%
Medicaid	6.1%	6.8%	6.0%	6.4%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities:
Private and other sources	26.2%	25.2%	25.4%	25.8%
Medicare	23.1%	25.3%	24.4%	26.0%
Medicaid	50.7%	49.5%	50.2%	48.2%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities:
Private and other sources	77.7%	77.1%	77.2%	76.5%
Medicare	11.4%	11.7%	12.0%	12.5%
Medicaid	10.9%	11.2%	10.8%	11.0%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued senior living operations.

Supplemental Information, page 10 of 13

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Independent and assisted living communities (owned):
Number of communities (end of period)	31	31	30	30	30
Number of units (end of period)	3,061	3,061	2,946	2,946	2,946
Occupancy	88.2%	87.6%	87.4%	87.5%	88.2%
Avg. monthly rate(2)	$3,472	$3,469	$3,464	$3,385	$3,370

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(3)	9,858	9,858	9,858	9,858	9,858
Occupancy	89.5%	88.9%	88.6%	88.7%	88.9%
Avg. monthly rate(2)	$3,723	$3,744	$3,736	$3,645	$3,641

CCRC communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,322	7,322	7,322	7,322	7,322
Occupancy	83.2%	83.3%	83.8%	82.9%	83.1%
Avg. monthly rate(2)	$5,304	$5,375	$5,393	$5,204	$5,203

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	2,822	2,822	2,822	2,822	2,822
Occupancy	79.3%	79.7%	80.4%	80.9%	80.8%
Avg. monthly rate(2)	$6,543	$6,603	$6,500	$6,448	$6,409

Total senior living communities (owned and leased):
Number of communities (end of period)	212	212	211	211	211
Number of units (end of period)(3)	23,063	23,063	22,948	22,948	22,948
Occupancy	86.1%	85.8%	85.9%	85.7%	86.0%
Avg. monthly rate(2)	$4,492	$4,537	$4,534	$4,417	$4,407

Managed communities:
Number of communities (end of period)	44	44	44	44	40
Number of units (end of period)(6)	7,051	7,051	7,051	7,051	6,771
Occupancy	88.2%	88.5%	88.8%	87.9%	87.6%
Avg. monthly rate(2)	$4,152	$4,176	$4,228	$4,093	$4,140

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	48	48	50	50	50
Rehabilitation and wellness outpatient clinics (end of period)	55	54	50	50	51
Home health communities served (end of period)	6	6	6	6	6

(1)	Excludes data for discontinued operations.
(2)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units, during the period and multiplying it by 30 days.
(3)	Excludes 38 living units in one senior living community that has been temporarily closed for a major renovation.
(4)	Includes 1,984 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)	Includes 68 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)	Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 11 of 13

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA excluding certain items, and EBITDA excluding certain items plus rent expense (EBITDAR excluding certain items), or collectively, Non-GAAP financial measures, are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP. We consider these Non-GAAP financial measures to be meaningful disclosures because we believe that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate our financial performance and for comparing our performance over time and to the performance of our competitors. These Non-GAAP financial measures as presented may not, however, be comparable to amounts calculated by other companies. This information should not be considered as an alternative to income from continuing operations, net income, cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP. The following table includes the reconciliation of these Non-GAAP financial measures to income from continuing operations, the most directly comparable financial measure under GAAP reported in our consolidated financial statements, for the three months ended March 31, 2014 and 2013.

	For the three months ended March 31,
	2014	2013
(Loss) income from continuing operations	$(5,867)	$3,193
Add: interest and other expense	1,218	1,456
Add: income tax benefit	(2,431)	(621)
Add: depreciation and amortization	7,276	6,370
Less: interest, dividend and other income	(196)	(197)
EBITDA	-	10,201
Add (less):
Financial accounting restatement costs	3,030	-
Acquisition related costs	19	-
Gain on sale of investments in available for sale securities	(313)	(87)
EBITDA excluding certain items	2,736	10,114
Add:
Rent expense	49,074	48,013
EBITDAR excluding certain items	$51,810	$58,127

Supplemental Information, page 12 of 13

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Non-GAAP financial measures, are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP. We consider these Non-GAAP financial measures to be meaningful disclosures because we believe that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate our financial performance and for comparing our performance over time and to the performance of our competitors. These Non-GAAP financial measures as presented may not, however, be comparable to amounts calculated by other companies. This information should not be considered as an alternative to income from continuing operations, net income, cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP. The following table includes the reconciliation of these Non-GAAP financial measures to income from continuing operations, the most directly comparable financial measure under GAAP reported in our consolidated financial statements, for the three and six months ended June  30, 2014 and 2013.

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
(Loss) income from continuing operations	$(997)	$2,955	$(6,864)	$6,148
Add: interest and other expense	1,261	1,355	2,479	2,811
Add: income tax (benefit) expense	(364)	1,533	(2,795)	912
Add: depreciation and amortization	7,975	6,585	15,251	12,955
Less: interest, dividend and other income	(213)	(211)	(409)	(408)
EBITDA	7,662	12,217	7,662	22,418
Add (less):
Financial accounting restatement costs	1,113	-	4,143	-
Acquisition related costs	138	41	157	41
(Gain) loss on sale of investments in available for sale securities	(13)	117	(326)	30
EBITDA excluding certain items	8,900	12,375	11,636	22,489
Add:
Rent expense	49,203	48,279	98,277	96,292
EBITDAR excluding certain items	$58,103	$60,654	$109,913	$118,781

Supplemental Information, page 13 of 13

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Non-GAAP financial measures, are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP. We consider these Non-GAAP financial measures to be meaningful disclosures because we believe that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate our financial performance and for comparing our performance over time and to the performance of our competitors. These Non-GAAP financial measures as presented may not, however, be comparable to amounts calculated by other companies. This information should not be considered as an alternative to income from continuing operations, net income, cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP. The following table includes the reconciliation of these Non-GAAP financial measures to income from continuing operations, the most directly comparable financial measure under GAAP reported in our consolidated financial statements, for the three and none months ended September  30, 2014 and 2013.

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
(Loss) income from continuing operations	$(2,374)	$625	$(9,238)	$6,773
Add: interest and other expense	1,324	1,179	3,803	3,990
Add: income tax (benefit) expense	(1,763)	164	(4,558)	1,076
Add: depreciation and amortization	8,278	6,736	23,529	19,691
Less: interest, dividend and other income	(214)	(191)	(623)	(599)
EBITDA	5,251	8,513	12,913	30,931
Add (less):
Financial accounting restatement costs	599	-	4,742	-
Acquisition related costs	-	78	157	119
Impairment of long-lived assets	589	-	589	-
Gain on sale of investments in available for sale securities	(23)	(36)	(349)	(6)
Loss on early extinguishment of debt	-	599	-	599
EBITDA excluding certain items	6,416	9,154	18,052	31,643
Add:
Rent expense	49,481	48,743	147,758	145,035
EBITDAR excluding certain items	$55,897	$57,897	$165,810	$176,678